UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

KODIAK SCIENCES INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38682	27-0476525
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Page Mill Road Palo Alto, CA		94304
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 281-0850

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	KOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 16, 2025, Kodiak Sciences Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Jefferies LLC, Evercore Group L.L.C. and UBS Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering, issuance and sale (the “Offering”) of 6,956,522 shares of its common stock, par value $0.0001 (“Common Stock”). The price to the public in the Offering was $23.00 per share of Common Stock, and the Underwriters agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $21.62 per share. In addition, under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option exercisable for 30 days to purchase up to an additional 1,043,478 shares of Common Stock at the public offering price, less underwriting discounts and commissions. On December 17, 2025, the Underwriters delivered to the Company a written notice pursuant to the Underwriting Agreement of the exercise in full by the Underwriters of the option to purchase the additional 1,043,478 shares. The issuance and sale of 8,000,000 shares of Common Stock (including the 1,043,478 shares of Common Stock pursuant to the Underwriters’ option to purchase additional shares) was completed on December 18, 2025. The gross proceeds to the Company from the Offering, before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, were approximately $184 million.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The Offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-271946) and an accompanying prospectus previously filed with the SEC and a preliminary and final prospectus supplement thereunder. The Underwriting Agreement is filed as Exhibit 1.1 hereto, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 16, 2025, by and among Kodiak Sciences Inc., J.P. Morgan Securities LLC, Jefferies LLC, Evercore Group L.L.C. and UBS Securities LLC.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK SCIENCES INC.

Date: December 18, 2025	By:	/s/ Victor Perlroth
Victor Perlroth, M.D.
Chief Executive Officer